UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

 November 18, 2008

Viasystems, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-29727 (Commission File Number)	43-1777252 (IRS Employer Identification Number)

101 South Hanley Road, Suite 400, St. Louis, MO		63105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (314) 727-2087

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05

Costs Associated with Exit or Disposal Activities.

On November 24, 2008, Viasystems Group, Inc., the parent of Viasystems, Inc. (the “Company”) announced the closure of its manufacturing facility in Milwaukee, Wisconsin and its final-assembly and distribution facility in Newberry, South Carolina, along with  other global work force reductions. Affected employees of the Milwaukee facility were notified on November 18, 2008.  The Company’s parent announced these activities in a press release dated November 24, 2008, a copy of which is furnished as Exhibit 99.1 to the Current Report on Form 8-K and incorporated in this item 2.05 by reference. These actions are expected to result in total cash restructuring charges in a range from approximately $12 million to $14 million. These charges include severance payments in a range from approximately $6 million to $8 million, lease termination costs of approximately $4 million and other costs associated with the facility closures of approximately $2 million. The severance-related charges are subject to a number of assumptions, and actual results may materially differ. The Company is currently not able to estimate any non-cash impairment charges which may be required for long-lived assets in service at the facilities to be closed.  The Company may also incur other material charges not currently anticipated due to events that may occur as a result of, or associated with, these activities.

Safe Harbor Statement.

This Form 8-K contains statements regarding facility closures and work force reductions (the “Activities”) and estimated related cash charges which are “forward-looking statements” as defined under Section 21E of the Securities Exchange Act of 1934. Such statements are based on the current assumptions and expectations of the Company’s management and are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those discussed in the forward-looking statements. There can be no assurance that management’s expectations or forward looking statements will be achieved. Important factors that could cause actual results to differ materially from those presently expected include: difficulties by management in successfully implementing the Activities, unanticipated delays in the implementation of the Activities, unanticipated costs and expenses relating to the implementation of the Activities, conditions affecting the markets in which the Company operates including the current slowdown and adverse changes in the global economy and other events, factors and risks previously and from time to time disclosed in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company’s annual report on Form 10-K for the year ended December 31, 2007, and the Company’s quarterly report on Form 10-Q for the period ended September 30, 2008. The “forward-looking statements” included herein are made only as of the date of publication and the Company undertakes no obligation to update the information set forth in this Form 8-K.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description
99.1	Press Release of Viasystems Group Inc. dated November 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this current report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Clayton, State of Missouri on the day of November 24, 2008.

VIASYSTEMS, INC.

By:	/s/ David M. Sindelar
Name:	David M. Sindelar
Title:	Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Gerald G. Sax
Name:	Gerald G. Sax
Title:	Senior Vice President &
Chief Financial Officer
(Principal Financial and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Viasystems Group Inc. dated November 24, 2008